                                                                    Exhibit 23.1



                    Consent of Independent Public Accountants

         As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this Registration Statement and related Proxy Statement/Prospectus of Liberty Self-Stor, Inc.


                                                         /s/ Arthur Andersen LLP

Cleveland, Ohio
May 13, 1999